Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 28, 2009) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”) today reported results for the three and six month periods ended June 30, 2009. For the three month period ended June 30, 2009, net income available for common shareholders was $854,000, or $0.24 per share (basic and diluted), compared to $1,261,000, or $0.35 per share (basic and diluted) for the three month period ended June 30, 2008, and $1,012,000, or $0.28 per share (basic and diluted) for the three month period ended March 31, 2009. For the six month period ended June 30, 2009, net income available for common shareholders was $1,866,000, or $0.52 per share (basic and diluted), compared to $2,753,000, or $0.77 per share (basic and diluted), for the six month period ended June 30, 2008.

For the three and six month periods ended June 30, 2009, the Company’s results of operations includes preferred dividend and warrant accretion of $257,000 and $511,000, respectively related to the Company’s $18.4 million issuance of preferred stock to the United States Treasury on December 12, 2008.

Commenting on the first half and second quarter results, John E. Peck, president and chief executive officer, said, “The Company continues to experience a modest level of net interest margin expansion. For the three month periods ended June 30, 2009 and March 31, 2009, the Company’s net interest margin was 2.93% and 2.87%, respectively. The Company’s net interest income for the three months ended June 30, 2009 was $6,562,000, as compared to $6,395,000 for the three month period ended March 31, 2009 and $5,876,000 for the three month period ended June 30, 2008.”

Mr. Peck continued, “During the second quarter of 2009, the Company’s profitability was hampered due to higher operating expenses largely due to an increase in regulatory fees. The Company incurred approximately $722,000 in expenses related to deposit insurance and examination fees, as compared to $163,000 in the first quarter of 2009 and $113,000 in the second quarter of 2008. The increase in these fees includes an FDIC special assessment of approximately $460,000 but also reflects quarterly fees charged by the FDIC to fund its operations.

For the three and six month periods ended June 30, 2009, the Company’s provision for loan loss expense was $962,000 and $1.9 million, respectively, compared to $476,000 and $877,000, respectively for the same periods in 2008. The increase in the Company’s provision for loan loss expense was driven by an increase in loans internally classified as impaired, from $13.0 million at December 31, 2008 to $24.9 million at June 30, 2009. The allowance for loan loss to total loans ratio is now 1.15% as compared to 0.85% at June 30, 2008 and 0.97% at December 31, 2008. The Company’s credit quality ratios remain stable with both the Company’s non-performing asset ratio and net charge off ratio are largely unchanged at June 30, 2009 as compared to December 31, 2008.”

Mr. Peck commented on the Company’s future prospects, “For the remainder of 2009, management anticipates that operating expenses will moderate as higher regulatory fees will offset reductions in the Company’s core deposit intangible expense. The Company may have the opportunity to lower its cost of funds late in the third quarter, making it possible for an improved net interest margin in the fourth quarter. In light of the continued struggles in both the national and local economies, management anticipates that it will continue to focus on strengthening the balance sheet through continued aggressively funding the allowance for loan loss account. The Company will not recognize a goodwill impairment charge in the second quarter. However, the Company has chosen to accelerate its annual independent goodwill impairment study so that it may be completed by the end of the third quarter of 2009.”

-MORE-

HFBC Announces First Quarter Results

July 28, 2009

“At June 30, 2009, total assets increased to $1.0 billion, compared with $967.6 million at December 31, 2008, deposits increased to $743.5 million, compared with $713.0 million at December 31, 2008, while gross loans increased to $644.5 million, compared with $634.5 million at December 31, 2008. Federal Home Loan Bank borrowings decreased to $129.1 million at June 30, 2009, compared to $130.0 million at December 31, 2008. ”

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee as well as Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky. Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	Selected Financial Indicators as of:
	June 30, 2009	December 31, 2008
Total assets	$1,001,794	$967,560
Loans receivable, gross	644,538	634,489
Securities available for sale	290,092	246,952
Securities held to maturity	413	454
Required investment in FHLB stock, at cost	4,281	4,050
Allowance for loan loss	7,427	6,133
Total deposits	743,547	713,005
Total FHLB borrowings	129,141	130,012
Repurchase agreements	31,438	28,680
Stockholders’ equity	79,809	78,284
Book value per share, gross	$17.08	$16.67
Tangible book value per share	$15.30	$14.77
Allowance for loan loss / Gross loans	1.15%	0.97%
Non-performing assets / Total asset	0.91%	0.86%
Non-performing loans / Total loans	1.26%	1.16%
Annualized net charge off ratio	0.20%	0.20%
Tier 1 Capital - Bank	7.80%	7.77%
Total Risk Based Capital - Bank	12.89%	12.62%
Year to date tax equivalent net yield on interest earning assets	2.91%	3.04%

-MORE-

HFBC Announces First Quarter Results

July 28, 2009

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Interest and dividend income:
Loans receivable	9,712	10,299	19,340	20,978
Investment in securities, taxable	3,205	1,641	6,491	3,318
Nontaxable securities available for sale	390	160	662	324
Interest-earning deposits	—	36	8	95

Total interest and dividend income	13,307	12,136	26,501	24,715

Interest expense:
Deposits	5,334	4,902	10,800	10,364
Advances from Federal Home Loan Bank	1,039	965	2,076	2,033
Repurchase agreements	196	271	390	600
Subordinated debentures	176	122	278	284

Total interest expense	6,745	6,260	13,544	13,281

Net interest income	6,562	5,876	12,957	11,434
Provision for loan losses	962	476	1,936	877

Net interest income after provision for loan losses	5,600	5,400	11,021	10,557

Non-interest income:
Service charges	1,098	1,103	2,022	2,170
Merchant card income	157	152	297	284
Gain on sale of loans	51	41	120	105
Gain on sale of securities	809	168	1,467	702
Income from bank owned life insurance	74	67	147	135
Financial services commission	250	279	476	519
Other operating income	302	287	571	586

Total non-interest income	2,741	2,097	5,100	4,501

-MORE-

HFBC Announces First Quarter Results

July 28, 2009

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Non-interest expenses:
Salaries and benefits	3,172	2,891	6,218	5,792
Occupancy expense	750	699	1,498	1,386
Data processing expense	639	569	1,270	1,103
State deposit tax	155	128	311	256
Intangible amortization expense	203	220	407	439
Professional services expense	223	294	535	550
Advertising expense	320	315	643	597
Postage and communications expense	164	159	323	314
Supplies expense	91	87	171	167
Deposit insurance and examination expense	722	113	885	175
Other operating expenses	342	191	482	302

Total non-interest expense	6,781	5,666	12,743	11,081

Income before income tax expense	1,560	1,831	3,378	3,977
Income tax expense	449	570	1,001	1,224

Net income	$1,111	$1,261	$2,377	$2,753

Less:
Dividend on preferred shares	$229	—	$456	—
Accretion dividend on preferred shares	$28	—	$55	—

Net income available to common stockholders	$854	$1,261	$1,866	$2,753

Net income available to common stockholders
Per share, basic	$0.24	$0.35	$0.52	$0.77

Per share, diluted	$0.24	$0.35	$0.52	$0.77

Dividend per share	$0.12	$0.12	$0.24	$0.24

Weighted average shares outstanding - basic	3,568,814	3,558,893	3,568,257	3,567,727

Weighted average shares outstanding - diluted	3,568,814	3,573,652	3,568,257	3,582,297

-END-

HFBC Announces First Quarter Results

July 28, 2009

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	6/30/2009	3/31/2009	Change from Prior Quarter
Interest and dividend income:
Loans receivable	$9,712	$9,628	$84
Investment in securities, taxable	3,205	3,286	(81)
Nontaxable securities available for sale	390	272	118
Interest-earning deposits	—	8	(8)

Total interest and dividend income	13,307	13,194	113

Interest expense:
Deposits	5,334	5,466	(132)
Advances from Federal Home Loan Bank	1,039	1,037	2
Repurchase agreements	196	194	2
Subordinated debentures	176	102	74

Total interest expense	6,745	6,799	(54)

Net interest income	6,562	6,395	167
Provision for loan losses	962	974	(12)

Net interest income after provision for loan losses	5,600	5,421	179

Non-interest income:
Service charges	1,098	924	174
Merchant card income	157	140	17
Gain on sale of loans	51	69	(18)
Gain on sale of securities	809	658	151
Income from bank owned life insurance	74	73	1
Financial services commission	250	226	24
Other operating income	302	269	33

Total non-interest income	2,741	2,359	382

-MORE-

HFBC Announces First Quarter Results

July 28, 2009

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	6/30/2009	3/31/2009	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	3,172	3,046	126
Occupancy expense	750	748	2
Data processing expense	639	631	8
State deposit tax	155	156	(1)
Intangible amortization expense	203	204	(1)
Professional services expense	223	312	(89)
Advertising expense	320	323	(3)
Postage and communications expense	164	159	5
Supplies expense	91	80	11
Deposit insurance and examination expense	722	163	559
Other operating expenses	342	140	202

Total non-interest expense	6,781	5,962	819

Income before income tax expense	1,560	1,818	(258)
Income tax expense	449	552	(103)

Net income	$1,111	$1,266	(155)

Less:
Dividends on preferred shares	229	227	2
Accretion dividend on preferred shares	28	27	1

Net income available to common stockholders	$854	$1,012	(158)

Net income available to common stockholders
Per share, basic	$0.24	$0.28	(0.04)

Per share, diluted	$0.24	$0.28	(0.04)

Dividends per share	$0.12	$0.12	—

Weighted average shares outstanding - basic	3,568,814	3,576,791

Weighted average shares outstanding - diluted	3,568,814	3,576,791

-END-